Exhibit 4.2

[Form of Subscription Rights Certificate]

[Face]

Certificate No. No. of Rights

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED [_____________, 2012] (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR AND TRANSFER COMPANY, THE SUBSCRIPTION AGENT.

CORNING NATURAL GAS CORPORATION

(Incorporated under the laws of the State of New York)

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights, each to Purchase One Share of Common Stock of

Corning Natural Gas Corporation

Subscription Price: $15.75 per Share of Common Stock

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M.,

NEW YORK CITY TIME, ON SEPTEMBER 14, 2012, UNLESS EXTENDED BY THE COMPANY.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights ("Rights") set forth on the face of this certificate. Each whole Right entitles the holder thereof, or its assigns, to subscribe for and purchase one share of common stock (the "Share"), with a par value of $5.00 per share, of Corning Natural Gas Corporation, a New York corporation (the "Company"), at a subscription price of $15.75 per Share (the "Basic Subscription Privilege"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to the Use of Subscription Rights Certificates" accompanying this Subscription Rights Certificate. The Rights expire at 5:00 p.m. on September 21, 2012, unless extended. If the Company extends the time for exercising the Rights, it will not extend such time more than 30 days past the original expiration date. If any Shares available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the "Excess Shares"), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the "Over-Subscription Privilege"). The Rights represented by this Subscription Rights Certificate may be exercised by completing the Form of Election to Purchase on the reverse side hereof and by returning the full payment of the subscription price for each Share in accordance with the "Instructions as to the Use of Subscription Rights Certificates" that accompanies this Subscription Rights Certificate. The Rights evidenced by this Subscription Rights Certificate may also be transferred or sold by completing the Assignment Form on the reverse side hereof in accordance with the "Instructions as to the Use of Subscription Rights Certificates" that accompanies this Subscription Rights Certificate.

This Subscription Rights Certificate is transferable on the books of Corning Natural Gas Corporation in person or by duly authorized attorney upon surrender of this Subscription Rights Certificate properly endorsed. This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

WITNESS the facsimile signatures of two duly authorized officers of Corning Natural Gas Corporation.

CORNING NATURAL GAS CORPORATION COUNTERSIGNED AND REGISTERED:

REGISTRAR AND TRANSFER COMPANY

BY: ___________________________________ as TRANSFER AGENT AND REGISTRAR

[Name], [Title]

BY: ___________________________________ BY: ___________________________________

[Name], [Title] [Name], [Title]

DATED: _______, 2012

[Form of Subscription Rights Certificate]

[Reverse]

CORNING NATURAL GAS CORPORATION

RIGHTS CUSIP: [____________]

This Rights Certificate must be received by the Subscription Agent, together with payment in full, by 5:00p.m., New York City time, on September 21, 2012, as the expiration date may be extended from time to time. Failure to submit this Rights Certificate to the Subscription Agent by that time or to comply with the guaranteed delivery procedures described in the Prospectus will result in a forfeiture of your Rights. Any subscription for shares of common stock of the Company in this rights offering is irrevocable.

Complete the Form of Election to Purchase or the Assignment Form, as applicable. Any improperly completed or unexecuted rights certificate for Shares may cause the Subscription Agent in its sole discretion to reject such rights certificate. If you have any questions, contact the Subscription Agent at 1-800-368-5948.

REGISTRAR AND TRANSFER COMPANY

Subscription Agent

By Mail, Hand or Overnight Courier

Registrar and Transfer Company

10 Commerce Drive

Cranford, NJ 07016

Attn: Reorg./Exchange Department

Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

ASSIGNMENT FORM

(To be executed by the registered holder if such holder desires to sell or transfer to designated transferee through bank or broker)

FOR VALUE RECEIVED, ______________ hereby sells, assigns, and transfers unto:

SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF

ASSIGNEE: _______________

Name: ___________________

Address: _________________

the Rights evidenced hereby to purchase __________ shares of the common stock, par value $5.00 per share, of Corning Natural Gas Corporation (the "Company"), and does hereby irrevocably constitute and appoint Registrar and Transfer Company as transfer agent and registrar attorney to transfer those Rights on the books of the Company, with full power of substitution in the premises.

Dated: _______________, 2012

____________________________________________

____________________________________________

NOTICE: The signatures to this assignment must correspond to the names as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures Guaranteed:

By: ________________________

The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FORM OF ELECTION TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. The registered holder of this Rights Certificate is entitled to exercise the Rights to purchase the number of shares of the common stock, par value $5.00 per share, of Corning Natural Gas Corporation (the "Shares") shown in the upper right hand corner of the Subscription Rights Certificate and may subscribe for additional Shares upon the terms and conditions specified in the Prospectus.

The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for Shares in the following amounts:

To subscribe for Shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign below. To subscribe for Shares pursuant to your Over-Subscription Privilege, please also complete line (b).

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I subscribe for ____________ (No. of Shares) x $15.75 (Subscription Price) = $_____________ (Payment)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional Shares pursuant to your Over-Subscription Privilege:

I subscribe for ____________ (No. of Shares) x $15.75 (Subscription Price) = $_____________ (Payment)

(c) Total Amount of Payment Enclosed $_______________

METHOD OF PAYMENT (CHECK ONE):

DELIVERY TO DIFFERENT ADDRESS

If you wish for the Shares underlying your subscription right or a certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below.

___________________________________________

___________________________________________

___________________________________________

[_] Check drawn on a U.S. bank payable to "Registrar and Transfer Company as Subscription Agent." Funds paid by a personal check may take at least five business days to clear.

[_] Wire transfer of immediately available funds directly to the account maintained by Registrar and Transfer Company, as Subscription Rights Agent for purposes of accepting subscriptions in this Rights Offering at:

TD Bank

6000 Atrium Way

Mt. Laurel, NJ 08054

ABA #031-201-360

Account: Registrar and Transfer Company, as Rights Offering Agent for Various Holders

A/C #xxx-xxx-5977

REF: Corning Natural Gas Corporation

Subscription Rights offer

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions specified in the Prospectus.

________________________________

Signature of subscriber

FOR INSTRUCTIONS ON THE USE OF CORNING NATURAL GAS CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT:

REGISTRAR AND TRANSFER COMPANY, AS THE SUBSCRIPTION RIGHTS AGENT, at 1-800-368-5948